VOTING AGREEMENT

      THIS VOTING AGREEMENT (this "Agreement") is entered into as of December 29, 2005, by and among Jay Rifkin ("Rifkin") and the stockholders of Digicorp, a Utah corporation (the "Company"), listed on the signature pages hereto (the "Stockholders").

                              W I T N E S S E T H:

      WHEREAS, concurrently with the execution of this Agreement, the Company is entering in to a Stock Purchase Agreement of even date herewith (the "Purchase Agreement"), pursuant to which the Company has agreed to purchase all of the outstanding shares of capital stock of Rebel Crew Films, Inc., a California corporation, from Rebel Holdings, LLC, a California limited liability company, and Cesar Chatel (the "Sellers"); WHEREAS, as of the date hereof, each of the Stockholders is the Beneficial Owner (as defined hereinafter) of Existing Shares (as defined hereinafter) of the common stock, $0.001 par value, of the Company (the "Company Common Stock"); and

      WHEREAS, as an inducement and a condition to entering into the Purchase Agreement, the Sellers have requested that the Stockholders enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

      Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

            (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except for those shares of Company Common Stock which Stockholders have the right to acquire within 60 days; provided, however, that for the purposes of this Agreement, the Stockholders shall be deemed to Beneficially Own only those securities held of record by such Stockholders or over which such Stockholders have sole voting and dispositive power.

            (b) "Existing Shares" means shares of the Company Common Stock Beneficially Owned by Rifkin and the Stockholders as of the date hereof.

            (c) "Securities" means the Existing Shares together with any shares of the Company Common Stock or other securities of the Company acquired by Rifkin and the Stockholders in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

      Section 2. Representations and Warranties of Rifkin and the Stockholders. Rifkin (with respect to himself and Securities Beneficially Owned by him) and each Stockholder (with respect to itself and Securities Beneficially Owned by them) hereby represents and warrants to one another as follows:

            (a) Ownership of Shares. As of the date hereof and at all times prior to the termination of this Agreement, Rifkin and each Stockholder is (and will be, unless any Existing Shares are transferred pursuant to Section 4(a) hereof or any Stockholder Options are exercised) the Beneficial Owner of the Existing Shares and an Company options to purchase shares of Company Common Stock (the "Stockholder Options") set forth on the signature pages of this Agreement. As of the date hereof, neither Rifkin nor the Stockholders Beneficially Own any securities of the Company other than the shares of Company Common Stock and Stockholder Options set forth on the signature pages of this Agreement.

            (b) Authority. Rifkin and each Stockholder has the requisite power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such power, subject to applicable securities laws and the terms of this Agreement.

            (c) Power; Binding Agreement. Rifkin and each Stockholder has the legal capacity and authority to enter into and perform all of their respective obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Rifkin and each Stockholder and constitutes a valid and binding agreement, enforceable against them in accordance with its terms except that: (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally; and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (d) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any governmental entity is necessary for the execution of this Agreement by Rifkin or any Stockholder and the consummation by Rifkin and the Stockholders of the transactions contemplated hereby. Except as contemplated by the Purchase Agreement, none of the execution and delivery of this Agreement by Rifkin or any Stockholder, the consummation by Rifkin or any Stockholder of the transactions contemplated hereby or compliance by Rifkin or any Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to Stockholder, if applicable, or (ii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Rifkin or any Stockholder or any of Rifkin's or any Stockholder's properties or assets, except in the case of clause
(ii) where such violations, breaches or defaults would not, individually or in the aggregate, materially impair the ability of Rifkin or any Stockholder to perform this Agreement.

            (e) No Encumbrance. Except as permitted by this Agreement, the Existing Shares are now and, at all times during the term hereof, and the Securities will be, held by Rifkin and each Stockholder, or by a nominee or custodian for the benefit of Rifkin and each Stockholder, free and clear of all liens, charges or encumbrances of any kind or nature ("Liens") except for any such Liens arising hereunder or under applicable federal and state securities laws, other than Liens that are not material to performance of this Agreement by Rifkin or any Stockholder.

            (f) Community Property. All representations and warranties by Rifkin and each Stockholder made herein are qualified in their entirety by the effects of applicable community property laws and the laws affecting the rights of marital partners generally.

      Section 3. Disclosure. Rifkin and each Stockholder hereby agrees to permit the Company to publish and disclose in any documents and schedules filed with the Securities and Exchange Commission, and in any press release or other disclosure document in which the Company reasonably determines in its good faith judgment that such disclosure is required by law, including the rules and regulations of the Securities and Exchange Commission, or appropriate, in connection with the Purchase Agreement and any transactions related thereto, Rifkin's and each Stockholder's identity and ownership of the Company Common Stock and the nature of Rifkin's and such Stockholder's commitments, arrangements and understandings under this Agreement.

      Section 4. Transfer And Other Restrictions. Prior to the termination of this Agreement, Rifkin and each Stockholder agrees not to, directly or indirectly:

            (a) except pursuant to the terms of the Purchase Agreement or any related agreement thereto, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition (collectively, "Transfer") of any or all of the Securities or any interest therein, except: (i) for Transfers of the Securities in the open market; (ii) for private block trades of the Securities, provided that under no circumstances may Rifkin or any Stockholder transfer any Securities pursuant to this Section 4(a)(ii) (A) to any person or group which is the "beneficial owner" (as determined pursuant to Rule 13d-3 under the Exchange Act) of 5% or more of the outstanding shares of Company Common Stock or (B) representing 2% or more of the outstanding shares of Company Common Stock to any one person or group; and/or (iii) other Transfers (including distributions of Securities by a Stockholder to its equity holders) in which each transferee shall have: (A) executed a counterpart of this Agreement and a proxy in the form attached hereto as Annex I, and (B) agreed in writing to hold such Securities (or interest in such Securities) subject to all of the terms and provisions of this Agreement;

            (b) grant any proxy or power of attorney, deposit any of the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities except as provided in this Agreement; or

            (c) take any other action for the purpose of making any representation or warranty contained herein untrue or incorrect or of preventing or disabling Rifkin or any Stockholder from performing its obligations under this Agreement.

Notwithstanding anything to the contrary in this Agreement, any Securities Transferred in a manner permitted by Section 4(a) hereof shall be Transferred free and clear of any voting restriction and of the Proxy (as defined below), in each case except to the extent specifically provided by Section 4(a)(iii).

      Section 5. Election of Directors.

            (a) Rifkin and each Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until termination of this Agreement in accordance with its terms, the number of authorized directors of the Company shall initially be set at five (5). At each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Company's Board of Directors are to be elected, or whenever members of the Board are to be elected by written consent, Rifkin and each Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until termination of this Agreement in accordance with its terms, the members of the Company's Board of Directors shall consist of:

                                    (i) two (2) persons designated by Milton
                  "Todd" Ault, III, which persons shall initially be William B. Horne and Alice Campbell; and

                                    (ii) three (3) persons designated by Rifkin,
                  one of which shall be Rifkin.

            (b) If after the date hereof and until termination of this Agreement in accordance with its terms, the number of authorized directors of the Company shall increase to seven (7), then the Company's Board of Directors shall consist of:

                                    (i) three (3) persons designated by Milton
                  "Todd" Ault, III; and

                                    (ii) four (4) persons designated by Rifkin,
                  one of which shall be Rifkin.

            (c) If after the date hereof and until termination of this Agreement in accordance with its terms, the number of authorized directors of the Company shall be other than five (5) or seven (7), then the Company's Board of Directors shall consist of:

                                    (i) such persons designated by Rifkin, one
                  of which shall be Rifkin, which persons shall represent a simple majority of the directors; and

                                    (ii) such persons designated by Milton
                  "Todd" Ault, III, which persons shall represent the balance of the Company's Board of Directors.

            (d) Except as otherwise permitted under Section 4(a) hereof, neither Rifkin nor any Stockholder may enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this Section 5. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Rifkin or any Stockholder from acting in the capacity as a director of the Company (it being understood that this Agreement shall apply to Rifkin and the Stockholders solely in their capacity as stockholders of the Company).

      Section 6. Irrevocable Proxy. Subject to the agreements and covenants among Rifkin and the Stockholders contained in Section 5, each Stockholder agrees to grant and deliver to Rifkin an irrevocable proxy in the form attached hereto as Annex I (the "Proxy"), which shall be irrevocable to the fullest extent permitted by applicable law, with respect to voting of the Securities at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the Company Common Stock, however called, or in connection with any written consent of the holders of the Company Common Stock; provided, however, that, the Proxy shall terminate and be revoked: (a) with respect to any Securities concurrently with the Transfer of such Securities in accordance with Section 4(a) without any notice or action by any Stockholder, the transferee or any other person; or (b) upon termination of this Agreement pursuant to Section 8 hereof.

      Section 7. Stop Transfer; Legending of Shares.

            (a) Rifkin and each Stockholder agrees and covenants to one another that they will not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

            (b) In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the term "Existing Shares" will be deemed to refer to and include the shares of the Company Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Existing Shares may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement. Section 8. Termination. This Agreement shall terminate upon the earliest to occur of: (a) Rifkin's death, or disability if Rifkin becomes disabled beyond a period of four (4) months; (b) the agreement of all parties hereto to terminate this Agreement; (c) any merger, consolidation, reorganization, sale of substantially all of the assets of the Company, or other sale of the Company as a result of which securities representing a majority of the voting power of the Company are held by persons or entities that held less than a majority of the voting power of the Company prior to such transaction;
(d) the liquidation, dissolution or indefinite cessation of the business operations of the Company; or (e) the execution by the Company of a general assignment for the benefit of creditors, the appointment of a receiver or trustee to take possession of the property and assets of the Company, or the filing of a petition under applicable bankruptcy laws with respect to the Company; provided, however, that this Agreement shall earlier terminate with respect to any Securities Transferred by Rifkin or any Stockholder in accordance with Section 4(a) hereof upon such Transfer.

      Section 9. Miscellaneous.

            (a) Entire Agreement. This Agreement (including the Proxy referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

            (b) Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. Except as contemplated by Section 8 hereof and with respect to Securities Transferred by Rifkin or a Stockholder as contemplated by Section 4(a) hereof, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

            (c) Amendment and Modification. This Agreement may not be amended, altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by all of the parties hereto.

            (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by overnight commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

                  (i)      If to Rifkin, to:

                           c/o Rebel Crew Films, Inc.
                           4143 Glencoe Avenue
                           Marina Del Rey, CA 90292
                           Facsimile: (866) 897-6525

                           with a copy to:

                           Danzig Kaye Cooper Fiore & Kay, LLP
                           Attn: David M. Kaye, Esq.
                           30A Vreeland Road
                           Florham Park, NJ 07932
                           Facsimile: (973) 443-0609

                  (ii) If to the Stockholders, to the addresses and facsimile numbers set forth for such Stockholders on the signature pages hereto.

            (e) Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

            (f) Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            (g) No Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Except as otherwise provided herein, all rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

            (h) No Survival. None of the representations, warranties, covenants and agreements made in this Agreement shall survive the termination of the Agreement in accordance with its terms, except for the agreements in this
Section 9.

            (i) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

            (j) Governing Law and Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. In addition, each of the parties hereto: (i) consents to submit itself to the personal jurisdiction of any state court of competent jurisdiction in the event any dispute arises out of this Agreement; and (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

            (k) Descriptive Heading. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

            (l) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

            (m) Counterparts. This Agreement may be executed in one or more counterparts, and by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                            [Signature Pages Follow.]

            IN WITNESS WHEREOF, Rifkin and the Stockholders have caused this Agreement to be duly executed as of the day and year first written above.

                              RIFKIN:

                              /s/ Jay Rifkin
                               --------------
                              Jay Rifkin

                              STOCKHOLDERS:

                              /s/ Alice Campbell
                               ------------------
                              Alice Campbell

                              Shares Beneficially Owned:

                              __________ shares of Company Common Stock
                              __________ shares of Company Common Stock issuable upon exercise of Company Options

                              Address:

                              Facsimile: (___) ___-____

                              BODNAR CAPITAL MANAGEMENT, LLC

                              By: ________________________________
                                    Steven J. Bodnar,
                                    Managing Member

                              Shares Beneficially Owned:

                              __________ shares of Company Common Stock
                              __________ shares of Company Common Stock issuable upon exercise of Company Options

                              Address:

                              Facsimile: (___) ___-____

                              STOCKHOLDERS (CONT'):

                              /s/ Darrell Grimsley, Jr.
                               -------------------------
                              Darrell Grimsley, Jr.

                              Shares Beneficially Owned:

                              __________ shares of Company Common Stock
                              __________ shares of Company Common Stock issuable upon exercise of Company Options

                              Address:

                              Facsimile: (___) ___-____

                              /s/ Jeanne Olsky
                               ----------------
                              Jeanne Olsky

                              Shares Beneficially Owned:

                              __________ shares of Company Common Stock
                              __________ shares of Company Common Stock issuable upon exercise of Company Options

                              Address:

                              Facsimile: (___) ___-____

                              /s/ Kathryn Queen___________________
                               -----------------
                              Kathryn Queen

                              Shares Beneficially Owned:

                              __________ shares of Company Common Stock
                              __________ shares of Company Common Stock issuable upon exercise of Company Options

                              Address:

                              Facsimile: (___) ___-____

                              STOCKHOLDERS (CONT'):

                              /s/ Lynne Silverstein
                               ---------------------
                              Lynne Silverstein

                              Shares Beneficially Owned:

                              __________ shares of Company Common Stock
                              __________ shares of Company Common Stock issuable upon exercise of Company Options

                              Address:

                              Facsimile: (___) ___-____

                              /s/ Melanie Glazer
                               ------------------
                              Melanie Glazer

                              Shares Beneficially Owned:

                              __________ shares of Company Common Stock
                              __________ shares of Company Common Stock issuable upon exercise of Company Options

                              Address:

                              Facsimile: (___) ___-____

                              /s/ Milton "Todd" Ault, III
                               ---------------------------
                              Milton "Todd" Ault, III

                              Shares Beneficially Owned:

                              __________ shares of Company Common Stock
                              __________ shares of Company Common Stock issuable upon exercise of Company Options

                              Address:

                              Facsimile: (___) ___-____

                              STOCKHOLDERS (CONT'):

                              /s/ Nicholas Soichet
                               ---------------------
                              Nicholas Soichet

                              PATIENT SAFETY TECHNOLOGIES, INC.

                              By:  /s/ Milton "Todd" Ault, III
                                   ---------------------------
                                    Milton "Todd" Ault, III,
                                    Chief Executive Officer

                              Shares Beneficially Owned:

                              __________ shares of Company Common Stock
                              __________ shares of Company Common Stock issuable upon exercise of Company Options

                              Address:

                              Facsimile: (___) ___-____

                              /s/ Philip Gatch
                               ----------------
                              Philip Gatch

                              Shares Beneficially Owned:

                              __________ shares of Company Common Stock
                              __________ shares of Company Common Stock issuable upon exercise of Company Options

                              Address:

                              Facsimile: (___) ___-____

                              STOCKHOLDERS (CONT'):

                              /s/ Sothi Thillairajah
                               ----------------------
                              Sothi Thillairajah

                              Shares Beneficially Owned:

                              __________ shares of Company Common Stock
                              __________ shares of Company Common Stock issuable upon exercise of Company Options

                              Address:

                              Facsimile: (___) ___-____

                              /s/ Steve Jafarzadeh
                              ---------------------
                              Steve Jafarzadeh

                              Shares Beneficially Owned:

                              __________ shares of Company Common Stock
                              __________ shares of Company Common Stock issuable upon exercise of Company Options

                              Address:

                              Facsimile: (___) ___-____

                              /s/ William B. Horne
                              --------------------
                              William B. Horne

                              Shares Beneficially Owned:

                              __________ shares of Company Common Stock
                              __________ shares of Company Common Stock issuable upon exercise of Company Options

                              Address:

                              Facsimile: (___) ___-____

                              STOCKHOLDERS (CONT'):

                              SICHENZIA ROSS FRIEDMAN FERENCE LLP

                              By: /s/ Thomas A. Rose
                                   ----------------
                                    Thomas A. Rose,
                                    Partner

                              Shares Beneficially Owned:

                              __________ shares of Company Common Stock
                              __________ shares of Company Common Stock issuable upon exercise of Company Options

                              Address:

                              Facsimile: (___) ___-____

                              /s/ Cesar Chatel
                               -----------------
                              Cesar Chatel

                              Shares Beneficially Owned:

                              __________ shares of Company Common Stock
                              __________ shares of Company Common Stock issuable upon exercise of Company Options

                              Address:

                              Facsimile: (___) ___-____

                                     ANNEX I
                            FORM OF IRREVOCABLE PROXY

         The undersigned stockholder of Digicorp, a Utah corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by applicable law) constitutes and appoints Jay Rifkin ("Rifkin") individually, as the sole and exclusive agent, attorney and proxy of the undersigned, with full power of substitution and re-substitution, to the full extent of the undersigned's right, with respect to the Securities (as defined in the Voting Agreement dated as of the date hereof (the "Voting Agreement") by and among Rifkin and the stockholders of the Company listed on the signature pages thereto) which the undersigned stockholder Beneficially Owns (as defined in the Voting Agreement) until the termination of the Voting Agreement pursuant to its terms (including terminations of the Voting Agreement with respect to Securities Transferred (as defined in the Voting Agreement) in accordance with Section 4(a) thereof). Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Voting Agreement. Upon the execution hereof, all prior proxies given by the undersigned with respect to the matters set forth in clauses (A), (B) and (C) below are hereby revoked and no subsequent proxies will be given.

         This Proxy is irrevocable to the fullest extent permitted by applicable law, is granted pursuant to the Voting Agreement and is granted in consideration of the Sellers and the Company entering into the Stock Purchase Agreement. This Proxy is executed and intended to be irrevocable to the fullest extent permitted by law in accordance with the provisions of Section 16-10a-722 of the Utah Code. The attorney and proxy named above is empowered to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Securities) of the undersigned at any time prior to termination of the Voting Agreement at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting, subject to the following:

            (a) As of the date hereof, the number of authorized directors of the Company shall initially be set at five (5). At each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Company's Board of Directors are to be elected, or whenever members of the Board are to be elected by written consent, until termination of the Voting Agreement, the members of the Company's Board of Directors shall consist of:

                                    (i) two (2) persons designated by Milton
                  "Todd" Ault, III, which persons shall initially be William B. Horne and Alice Campbell; and

                                    (ii) three (3) persons designated by Rifkin,
                  one of which shall be Rifkin.

            (b) If after the date hereof and until termination of the Voting Agreement, the number of authorized directors of the Company shall increase to seven (7), then the Company's Board of Directors shall consist of:

                                    (i) three (3) persons designated by Milton
                  "Todd" Ault, III; and

                                    (ii) four (4) persons designated by Rifkin,
                  one of which shall be Rifkin.

            (c) If after the date hereof and until termination of the Voting Agreement, the number of authorized directors of the Company shall be other than five (5) or seven (7), then the Company's Board of Directors shall consist of:

                                    (i) such persons designated by Rifkin, one
                  of which shall be Rifkin, which persons shall represent a simple majority of the directors; and

                                    (ii) such persons designated by Milton
                  "Todd" Ault, III, which persons shall represent the balance of the Company's Board of Directors.

      The attorney and proxy named above may exercise this Proxy on any matter except as provided in clauses (a), (b) and (c) above.

      Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned; provided, however, that this Proxy shall terminate and be revoked with respect to any Securities Transferred (as defined in the Voting Agreement) in accordance with Section 4(a) of the Voting Agreement upon such Transfer without any notice or action by the undersigned, the transferee or any other person, and shall thereafter have no further force or effect with respect to such Securities.

      This Proxy is coupled with an interest and is irrevocable to the fullest extent permitted by law.

Dated: __________, 20__                      Signature of Stockholder:

                                             -----------------------------------

                                       ii